UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

BALDWIN TECHNOLOGY COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BALDWIN TECHNOLOGY COMPANY, INC.
2 Trap Falls Road, Suite 402	Tel: 203 402 1000
Shelton, CT 06484-0941	Fax: 203 402 5500
USA	www.baldwintech.com
October 17, 2008
Dear Class B Stockholder:
The Proxy Card you received with the Notice of Annual Meeting and Proxy Statement for the November 11, 2008 Baldwin Technology Company, Inc. annual meeting of stockholders is not valid due to a typographical error. Enclosed is a revised Proxy Card correcting that error. Please discard the prior Proxy Card that you may have received.
Even if you have already returned the original Proxy Card, you must return the enclosed revised Proxy Card, using the enclosed reply envelope, to have your shares voted by proxy at the November 11, 2008 annual meeting. If you have not yet returned the original Proxy Card, please discard it and instead use the enclosed revised Proxy Card. Votes on the incorrect proxy card will be disregarded for all purposes.
As always, as a stockholder of record, you have the right to vote your shares directly by attending the annual meeting as described in the original proxy materials.
We apologize for any inconvenience.
Sincerely,

Helen P. Oster
Corporate Secretary
Enclosure

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.
PLEASE MARK VOTES AS IN THIS EXAMPLE ☑
Annual Meeting of Stockholders to be held November 11, 2008
CLASS B COMMON STOCK
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 11, 2008 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect two Class III Directors to serve for a three-year term or until their successors are elected and qualified:
          For ☐     Withhold ☐     For All Except ☐
Karl S. Puehringer and Claes Warnander
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below

2. To approve an amendment to the Company’s 2005 Equity Compensation Plan to increase the maximum aggregate number of shares of the Company’s Class A Common Stock that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan by 1,000,000 to 2,200,000.
          For ☐     Against ☐     Abstain ☐
3. To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐
Please be sure to sign and date this Proxy in the box below.
Date

Stockholder sign above
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.